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                                                                  Exhibit 23.1

MCGLADREY & PULLEN
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Advanced BioEnergy, LLC on the Pre-Effective Amendment No. 1 to Form SB-2 of our report, dated May 2, 2005 relative to the financial statements of Advanced BioEnergy, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions "Experts" in such Prospectus.

                                      /s/ McGladrey & Pullen, LLP

Des Moines, Iowa
August 12, 2005



McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.